Exhibit 10.9

Cooperation Agreement

Between

Jincheng Bank Co., Ltd.

And

Shanghai Cango Investment and Management Consultation Service Co., Ltd.

Relating to the

Outsourcing of Onsite Collection and Disposal Business

Cooperation Agreement

This Agreement is signed by and between:

(1)	Jincheng Bank Co., Ltd., a joint-stock bank legally established and validly existing under the laws of the People’s Republic of China with its registered address at No.1669, Wenchang West Street, Jincheng City, Shanxi Province (hereinafter referred to as “Party A”);

(2)	Shanghai Cango Investment and Management Consultation Service Co., Ltd., a limited liability company legally established and validly existing under the laws of the People‘s Republic of China with its registered address at Room 418, Building 13, No.258 Juxun Village, Chengqiao Town, Chongming County, Shanghai (hereinafter referred to as “Party B”);

hereinafter be referred to collectively as the “Parties” and individually as a “Party” or the “Other Party”.

Whereas:

1.	Party A proposes to outsource the business of on-site collection and disposal of automobile loans or consumer loans being overdue that provided to its specified clients (hereinafter referred to as the “on-site collection business”) to Party B, and authorizes Party B to perform on-site collection, disposal and other related activities within the scope of authority;

2.	Party B is a professional company specializing in loan collection business and is competent to undertake and agrees to provide on-site collection and disposal referred to as services to Party A.

Therefore, on the basis of equality, free will and good faith and through friendly consultation, the Parties agree to enter into and be bound by this agreement in connection with the outsourcing services furnished by Party B to Party A (hereinafter the “Agreement”) as follows:

1.	Cooperation

1.1.	Party A agrees to, in the form of service outsourcing, designate Party B as the outsourcing service provider for the on-site collection business during the term of cooperation set forth in Article 2 herein, who will be responsible for providing such collection and disposal services to Party A according to the Agreement.

1.2.	Neither Party shall use the title, name, trademark, logo and intellectual property of the Other Party and its affiliates or respective staffs in any advertising, publicizing, promotion or other marketing activities, nor directly or indirectly claim that the products or services provided have been approved or recognized by the Other Party nor introduce the products or services of the Other Party into its own product or service portfolio without the prior written consent of the other Party

1.3.	Except otherwise agreed in the Agreement, the Party is not entitled, now and in the future, to participate in any discussion or negotiation for the purpose of establishing any obligation or commitment for the Other Party with any third party on behalf of the Other Party, nor is entitled to create any obligation or commitment for the Other Party on behalf of the Other Party.

1.4.	Both Parties agree that any agreement in the Agreement and any actions taken by both Parties per the Agreement will not constitute, or be deemed to constitute partnership or joint venture relationship between both Parties, and either Party is not entitled to restrain the Other Party in the name of partnership or joint venture relationship.

2.	Terms of Cooperation

Unless the Agreement is terminated in advance per Article 5 of the Agreement, the validity of the Agreement is (12) months, starting from [January 1, 2018] until [December 31, 2018]. If both Parties are willing to continue the cooperation, both Parties shall reach a cooperation agreement no less than 30 days before the expiration of this agreement.

3.	Contents of Cooperation

3.1 Business Scope

3.1.1	Services of on-site collection business provided by Party B to Party A shall not exceed the business scopes admitted by Party B’s business license and other relevant business permits.

3.1.2	Party A authorizes Party B to conduct on-site collection and assets disposal imposed to the clients whose loans overdue for more than 15 natural days or highly possible to occur severe overdue risk, including but not limit to loss of communication with the GPS tracking devices for more than 24 hours, the contact phone number is out of service or not available for a long period of time, any evidence showing that the customer might be involved in prostitution, gambling or drug, or private lending (hereinafter referred to as the “customers in arrears”); authorizes Party B to conduct various actions for the purpose of collecting overdue amounts (including but not limited to monthly installment in arrears, remaining principal, interests in arrears, penalty interest, collection costs and default fine) from customers in arrears per the range defined in contracts, as well as to reauthorize entrustment on demand for the advantage of carrying out tasks.

3.1.3	Party A entrusts Party B to file lawsuits against customers in arrears to promote auto ownership transfer, confirm and realize creditor’s right; Party A entrusts Party B to respond to lawsuits involving Party A due to relevant businesses. Party B shall apply to Party A for approval for all lawsuits to be implemented beforehand. Party B shall take records regarding the collected payments by means of lawsuits or relevant interests, together with the collected payments stated in Article 3.1.2.

3.1.4	The service range of on-site collection business shall cover the regions that are already covered by Party B’s existing operations, i.e. throughout the territory of PRC, excluding Hong Kong, Macau and Taiwan.

3.1.5	Party B shall strictly follow the business procedures and criteria hereunder and conduct on-site collection business in accordance with Party B’s collection and disposal procedures.

3.1.6	Both Parties shall designate their respective contact person, of whom the name and necessary ID information shall be provided within 3 business days to the Other Party immediately after the date of signing the Agreement, as well as signature card with the authorized contact person’s signature pattern on it. Only the documents with the signature and seal of authorized contact person by the Party (including but not limited to all report documents and business documents) shall be recognized by the Other Party, otherwise the documents without signatures of authorized contact person are invalid to the Other Party.

3.1.7	If the Party needs to change its authorized contact person, the Party shall inform the Other Party the name, necessary ID information, signature pattern and signature card of the new authorized contacting person and the time to change in writing at least 5 business days ahead of such proposed change, as well as obtain the Other Party’s prior written consent, and the Other Party shall not reject such requirement unreasonably. With the prior written consent of the Other Party, the change of authorized contact will take effect to both Parties from the date of change stated in the above written consent.

3.2 Business Procedures

3.2.1	Party B shall conduce on-site collection towards the customers in arrears by means of phone calls as required by Party A.

3.2.2.	When the customers meet the criteria for overdue payment as set out in Article 3.1.2, Party B can conduct on-site collection or assets disposal based on actual situations by means of, including but limited to, phone calls, SMS, post, in-person visits, company visits, relevant person visits, repossession of the car, enforcement of fully settlement, and disposal of the car for liquidation. As for enforcement of settlement, prior approval from Party A shall be obtained.

3.2.3	To complete the on-site work, Party B may use phone, network communication tool, post, email and other auxiliary means to assist in the on-site work and to contact customers, joint applicants, guarantors and emergency contact persons, etc.

3.2.4	Party B shall prepare a statement regarding the overdue payments of current month and corresponding handling method to Party A on the 5th day (which will be postponed if it falls on a holiday) of each month. Party A may propose suggestions on the work based on actual situations. Party B shall make corresponding correction or change in subsequent work in a prompt manner according to Party A’s suggestions.

3.2.5	Upon completion of on-site collection or disposal, Party B shall send the “On-site Collection or Disposal Settlement Report”, archived pictures and other related materials gathered during the procedures of on-site collection to the Party A’s designated staff via electronic scanned copy or fax.

3.2.6	Before the Party A makes payment, Party B shall submit to Party A the original copies of “On-site Collection or Disposal Settlement Report” for last month and other materials gathered during the procedures of on-site collection. Party A will make payment based on above original copies.

3.2.7	During the term of the Agreement, Party B shall provide Party A with the “On-site Collection or Disposal Settlement Report” within the first five (5) business days of each month after the month (inclusive) of signing of the Agreement. Contents of the “On-site Collection or Disposal Settlement Report” shall contain the number of on-site collection tasks issued by Party A in the month before last (e.g. the report for January shall be prepared in March, and report for February shall be prepared in April) as well as the number of tasks which have been confirmed as successful and which have been completed but confirmed as unsuccessful in the said tasks. Party A will make payment based on the report.

3.3	Business Criteria

3.3.1	Where the customer of Party A in Article 1 meets the overdue criteria set out in Article 3.1.2, Party B shall take pertinent actions. Any special cases or reasons shall be explained in the monthly “On-site Collection or Disposal Settlement Report”.

3.3.2	The number of on-site collection tasks conducted by Party B is calculated in “task”. A task of on-site collection or disposal against the person in any collection “list” conducted by Party B shall be deemed as one task of on-site collection or disposal. Once the amounts from disposing of customers in arrears are credited into Party A’s account and Party B submits to Party A the “Customer Settlement Report”, then Party B is deemed to have validly completed one task of on-site collection or disposal.

4.	Services and Other Fees and Payment

4.1	Party A and Party B both confirm the service fee shall be collected by the following means:

(1)	Party B shall charge Party A the service fee as per [REDACTED][1]% of the assets recovered through collection or disposal.

(2)	If customer assets are recovered within [REDACTED][2] days (inclusive) (from the date on which the payment becomes overdue for the first time after Party A issues the instruction on vehicle repossession to the date on which the assets are recovered), extra service fee of [REDACTED][3] % of the monies recovered will be paid; if customer assets are recovered within [REDACTED][4] days (inclusive), extra service fee of [REDACTED][5]% of the assets recovered will be paid; if customer assets are recovered within [REDACTED][6] days (inclusive), extra service fee of [REDACTED][7]% of the assets recovered will be paid, and the asset recovery date shall be the date on which the payment is credited into the account.

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(3)	If the asset recovery ratio exceeds [REDACTED][8]% (inclusive), extra service fee of [REDACTED][9]% of the monies recovered will be paid; if the asset recovery ratio exceeds [REDACTED][10]% (inclusive), extra service fee of [REDACTED][11]% of the monies recovered will be paid; if the asset recovery ratio exceeds [REDACTED][12]% (inclusive), extra service fee of [REDACTED][13]% of the monies recovered will be paid. Asset recovery includes but is not limited to overdue monthly instalment payment, residual principal, overdue interest, penalty interest, collection related costs and default find etc.

(4)	If the recovery rate of Party A’s assets overdue for over [REDACTED][14] days (including losses of the current year) is lower than [REDACTED][15]% (inclusive) on 31 December of the current year, extra service fee of [REDACTED][16]% of the monies recovered for the current year will be paid; if the rate is lower than [REDACTED][17]% (inclusive), extra service fee of [REDACTED][18]% of the monies recovered for the current year will be paid; if the rate is lower than [REDACTED][19]% (inclusive), extra service fee of [REDACTED][20]% of the monies recovered for the current year will be paid. Calculation formula: overdue rate = (residual principal of customers in arrears for over [REDACTED][21] days as at 31 December of the current year + loss value after settlement of customer loans which have been collected as at 31 December of the current year / residual principal of all contracts as at 31 December of the current year.

(5)	Costs and expenses arising from the recovery and disposal of Party A’s assets completed by Party B include but not limited to: travel expenses, staff costs, parking expenses, maintenance expenses, insurance expenses, transfer expenses, information expenses, system development expenses etc. are not relevant to Party A, and shall be borne by Party B.

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(6)	Lawsuit fees, property preservation fees and preservation deposit shall be borne by Party A.

(7)	In the case that additional collected income incurs after Party B had already collected the amount and settled with the customer, the service fees for the newly added portion shall be calculated based on the above ratio.

(8)	If above service fee standard does not apply due to changes of market conditions during the term of the Agreement, both parties shall adjust the above service fee standard via negotiation and execution of supplementary agreement.

(9)	Party B’s account to receive amount is as follows:

Account name: [REDACTED]22

Opening Bank: [REDACTED]23

Account No.: [REDACTED]24

4.2	Party B shall provide Party A with the “On-site Collection or Disposal Settlement Report” within the first 5 business days of each month, and after both parties confirm the details and monies are credited into the account, Party B shall also provide Party A with the “Customer Settlement Report” relating to the above “On-site Collection or Disposal Settlement Report”, original copies of other materials collected during the process of on-site collection, and official special VAT invoices (tax rate of 6%), with detailed fees for each ticket, and Party A shall make payment after confirmation based on the above materials. If the above invoices or other materials are false, Party B shall be liable for breach of the Agreement (pay default equal to [REDACTED][25]% of the service fees), and Party A has right to refuse payment of service fees.

Information about the VAT invoices

Name of Opening Bank, Account Opening Branch and Account No. of Party A:

Name of Bank: [REDACTED]26

Taxpayer’s registration number: [REDACTED]27

Registered address: [REDACTED]28

Contact Number: [REDACTED]29

Account Opening Branch: [REDACTED]30

Bank Account: [REDACTED]31

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5.	Rights and Obligations of Party A

5.1 Rights of Party A

5.1.1	Party A has rights to determine business volume of on-site collection, even to terminate granting new case based on Party B’s information security assurance, on-site collection effects and performance, etc.;

5.1.2	Party A has rights to learn from Party B the survey materials and disposal opinions about the on-site collection case, and has rights to ask Party B to provide materials related to the on-site surveys;

5.1.3	Party A has rights to determine whether to recover customer’s vehicles according to specific circumstances, and Party B shall not recover customer’s vehicles without the prior consent of Party A;

5.1.4	Party A has rights to check and monitor the progress and quality of the work of Party B at any time;

5.1.5	Party A has rights to conduct business audit on Party B on a regular or irregular basis, to ensure Party B provides on-site collection service to Party A effectively and legally in accordance with the Agreement. The Audit consists of regular and irregular types. Regular audits are typically off-site audits with approaches including but not limited to auditing of statements, tracking and random test on debtors of outsourced cases and follow-up of compliant cases. Irregular audits are typically on-site audits, mainly including auditing on qualification for performing the Agreement, information security assurance and on-site agency operation. Party B shall cooperate with Party A on all auditing works;

5.1.6	As for instructions for on-site collection assigned by Party A to Party B involved in the Agreement, Party A may, during performance of the Agreement, issue to Party B a notice to change the instructions based on business requirements and status of contract performance of Party B. However, before service of the notice, collection action that has been taken according to the previous instructions shall not be affected by the instructions later.

5.1.7	Other rights stipulated in the Agreement.

5.2	Obligations of Party A

5.2.1	Party A shall represent the facts of the assigned cases to Party B in an objective and detailed way, and truthfully provide information related to the assigned cases in accordance with the Agreement. However, the scope is only limited to those materials and information that are kept by Party A legally and can be provided to Party B legally;

5.2.2	Party A shall pay Party B the service fees in time in accordance with the provisions in the Agreement;

5.2.3	Party A shall provide necessary assistance to Party B during the course of performance of services under the Agreement;

5.2.4	Party A shall provide timely and effective assistance to Party B regarding actions Party B needs to take for performance of the Agreement.

6.	Rights and Obligations of Party B

6.1	Rights of Party B

6.1.1	Party B has rights to receive the service fees in accordance with the provisions in the Agreement;

6.1.2	Party B has rights to learn about the cases from Party A, and ask Party A to provide necessary basic information for performance of the Agreement;

6.1.3	Party B has rights to ask Party A to make corrections in case Party A assigns other agents for the same service project at the same time without any justified reason;

6.1.4	Party B has rights to take on-site actions on late customers of Party A based on its own judgment without needing to notify Party A in advance, except for vehicle repossession;

6.1.5	Party B has rights to advise Party A to take on-site actions such as vehicle repossession on specific customers based on its own judgment;

6.1.6	Other rights stipulated in the Agreement.

6.2	Obligations of Party B

6.2.1	Party B undertakes that at the time of execution of the Agreement, it has the subject qualifications and capabilities for performing the Agreement, and the qualifications and capabilities are valid during the term of the Agreement and assignment period;

6.2.2	While performing the Agreement, Party B shall diligently undertake its obligations under the Agreement and safeguard Party A’s legitimate rights and interests in accordance with state laws and provisions herein. Party B shall not conduct on-site collection as an agent beyond the scope of the assignment and responsibilities; or delay the agency task without due reasons, or rashly deal with the task, or cause loss of evidence materials and disclosure of litigation strategies due to poor management, or cause losses to Party A due to negligence;

6.2.3	If Party B is involved in any event (including but not limited to change in Party B’s legal representative and business scope, decline in reputation, deterioration in financial conditions and other vicious events) that has material adverse effect on its subject qualifications and capabilities for performing the Agreement and its fulfilment of obligations under the Agreement or puts its ordinary operation in jeopardy, Party B shall inform Party A within three days after occurrence of such event;

6.2.4	Party B shall reasonably arrange resources for effective provision of the services assigned by Party A. Party B shall also firmly protect the image of Party A and shall not take any act that affects the image of Party A;

6.2.5	Regarding the assignment to Party B by Party A, Party B shall make no disclosure of information about debtors (including guarantors) to unrelated third parties;

6.2.6	Party B shall not further entrust the assignments to any third parties (apart from headquarters and branches) without the written consent from Party A. A written application to Party A is required in the event that Party B needs to make re-assignments to any third parties. In the event that Party A approves Party B to make re-assignments to a third party in written form, Party B is obliged to inform the third party that its obligations and responsibilities are not less than or inferior to the obligations and responsibilities of Party B under the Agreement. Moreover, Party B shall be responsible for the behaviour of the third party involved in the re-assignments.

6.2.7	When engaging in the services specified in the Agreement, Party B shall clearly show its identity to the debtors (including guarantors) and other relevant personnel involved in the assigned cases and shall not fraudulently use any other identities including Party A’s name. Besides, Party B shall not collect any other fees than the overdue monthly instalment payment, residual principal, overdue interest, penalty interest, collection related costs and default fine in the name of Party A;

6.2.8	Without the written consent of Party A, Party B shall not discretionarily agree to reduce or exempt part of or all the outstanding auto loans or consumption loans (including but not limited to overdue monthly instalment payment, residual principal, overdue interest, penalty interest, collection related costs and default fine);

6.2.9	During the term of the Agreement, Party B shall not refuse any cases assigned by Party A or engage in collusion with debtors or third parties (including but not limited to accepting benefits from debtors privately) to conceal facts from Party A or in other way damage the interests of Party A;

6.2.10	Party B shall record the process of on-site collection and maintain such record for more than one year. A detail on-site collection record shall be established. Historical on-site collection record shall not be deleted or amended;

6.2.11	Party B shall ensure the lawful and reasonable measures for on-site collection. No foul language and obscene, aggressive, provoking and threatening words are allowed anytime in the fulfilment of the Agreement. No insulting, abusing or threatening words and manners are allowed in the reminder notice;

6.2.12	Party B shall enhance the management of on-site collection business to reduce or avoid complaints from customers and to protect the reputation of Party A and Party B. In the event that complaints from customers occur, Party B shall actively cooperate with Party A to solve customer’s complaint based on the level and urgency of the complaint.

7.	Default and Termination

7.1	Party A shall pay the service charge in a timely manner and Party B is entitled to terminate the agency relationship by giving a written notice to Party A in the event that Party A fails to pay the service charge for two consecutive instalments without an appropriate reason.

7.2	Party B shall unconditionally bear the legal liability like elimination of impact, apology and compensation in the event that Party B is in breach of the obligations under the Agreement and its appendix or engages in illegal activities and is even suspected of a criminal offence, which caused damage on reputation, persons and property of Party A and/or debtors (including guarantors) of the assigned case and/or any other third parties. Party A is entitled to [REDACTED][32]% of the damage amount as default fine and can opt to deduct the default fine from the service charge or require Party B to make separate payment if Party B bears the responsibility to make compensation.

7.3	Party B shall compensate all losses to customers of Party A and/or Party A, solve the relevant disputes and eliminate the impact in the event that damage is caused to customers of Party A and/or Party A because of the assignment by Party B to a third party (apart from headquarter and branches).

7.4	Unless stated otherwise in the Agreement, if either party breaches the terms under the Agreement, the default party shall compensate the other party for the direct loss because of the default. In the event that a default occurs, the other party is obliged to take the necessary measures in a timely manner to minimize the damage.

7.5	The Agreement will be terminated in the situations below:

7.5.1	During the effective term of the Agreement, either party may at any time give the other party a written notice thirty (30) days in advance to terminate the Agreement.

7.5.2	In the event that either party violates the terms of the Agreement and fails to rectify in thirty (30) days after receiving the written notice regarding the default from the other party, the other party is entitled to immediately terminate the Agreement by giving a written notice to the default party after the expiry of such 30-day period.

7.5.3	Either party is entitled to immediately terminate the Agreement by giving a written notice to the other party in the event that a party enters into a liquidation procedure (compulsory or voluntary liquidation) or insolvency or files or is filed for bankruptcy or is prosecuted or involved in similar litigation of insolvency.

7.5.4	In the event that both parties agree to rescind the Agreement or replace the Agreement with other agreement after negotiation, the Agreement will be terminated as agreed in the new agreement.

7.5.5	Party A is entitled to refuse to pay the service charge and rescind the Agreement in the event that Party B violates Clause 6.2.11 or engages in other behaviours that affect the reputation of Party A. Party B shall bear the responsibility of default ([REDACTED][33] times of the total service charge as default fine) and compensate Party A for its reputation and economic loss.

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8.	Notice

8.1	All notices and documents about the Agreement or fulfilment of the Agreement shall be in written format to be delivered by a courier or facsimiled to the address below. A written notice for any change in address or facsimile number by either party shall be given to the other party ten (10) days in advance. If either party fails to give such notice, that party shall be liable for the consequence so caused. The contact information of both parties is as follows:

To: Jincheng Bank Co., Ltd.

Recipient: [    ]

Address: No.1669 of Wenchang West Street, Jincheng City, Shanxi Province

Postal code:

Fax number:

Phone number:

Email address:

To: Shanghai Cango Investment and Management Consultation Service Co., Ltd.

Recipient: [    ]

Address: 10/F, Building 3, YoYo Century Plaza, No. 428 of Yanggao South Road, Pudong New Area, Shanghai City

Postal code:

Fax number:

Phone number:

Email address:

8.2	In the event that a document will be delivered via email, relevant document shall be signed by the authorized contact person in accordance with Article 3.1.6 and scanned and delivered as an attachment to an email.

8.3	Unless to the contrary, the situations below will be deemed as effective delivery:

(1)	for delivery via fax or mail, it will be deemed as effective delivery when the sender receives a fax or mailing receipt from the recipient;

(2)	for delivery by a courier, it will be deemed as effective delivery when the notice is delivered to the address of the recipient.

8.4	Any change in the authorized contact person because of internal transfer, resignation or otherwise shall comply with Article 3.1.7.

9.	Confidentiality

9.1	Both parties admit that in the course of fulfilling the Agreement, a party may obtain relevant information of the other party. Each party commits to the other party that the content of the Agreement and all relevant information of the other party obtained from the other party in the course of fulfilling the Agreement shall be strictly confidential and shall only be disclosed to the employees, directors, representatives, legal counsels and other advisors of the confidential information receiver, and it’s necessary for such people to know such information due to their respective responsibilities or positions, and disclosing such information is only limited to the purpose of completing the cooperation hereunder. The information receiver fully agrees to obey the confidentiality obligation herein and commits and guarantees that via its action, neither the receiver nor the above-mentioned people who may receive the disclosed information from the receiver will violate the confidentiality obligation herein. Without prior written consent from the information source, any information shall not be disclosed to any third party. Party B’s disclosure of Party A’s relevant information to other people other than the above mentioned when performing on-site collection tasks shall not be deemed as Party B’s violation of its confidentiality obligation.

9.2	Each party shall make statements and guarantees to the other party that any information disclosure between both parties hereunder will not infringe any third party’s interests. If any third party’s interests are infringed due to any party’s information disclosure, the information discloser shall be fully liable for any complaint and litigation related to privacy infringement by certain information disclosure or filed against information disclosure based on other reasons, if such litigation brings any loss or damage to the other party, the information discloser shall compensate the other party to ensure the other party not to suffer from any loss.

10.	Entirety of Agreement

The terms of the Agreement constitutes the entirety of agreement reached by both parties and will supersede all previous written or oral agreements, understandings and arrangements. Unless stated otherwise in the Agreement, any oral or written negotiation prior to the signature of the Agreement by both parties shall not be deemed as any express or implied statement or guarantee. In the event that there is any outstanding issue not mentioned in the Agreement, both parties may reach an agreement in the form of appendix to the agreement or supplementary agreement. The appendix to the Agreement and the supplementary agreement constitute an undivided section of the Agreement. In the event that there is any inconsistency between the Agreement and the appendix or supplementary agreement reached after the signature of the Agreement, the appendix or supplementary agreement reached after the signature of the Agreement shall prevail.

11.	Applicable Laws and Solution of Disputes

11.1	The establishment, effectiveness, fulfilment and explanation of the Agreement and solution of disputes are governed by PRC laws.

11.2	Any disputes arising from the applicability, execution, effectiveness, default or termination of, or in connection with, the Agreement shall be settled through consultations between both parties. In case no settlement can be reached through consultations, any party has rights to submit the disputes to the Jincheng Arbitration Commission for arbitration.

12.	Force Majeure

Where the performance of the Agreement is directly affected or the Agreement cannot be performed as per the specified conditions due to earthquake, typhoon, fire, war and any other unforeseeable, unpreventable and unavoidable events of Force Majeure, the party suffering from such Force Majeure shall immediately notify the other and shall within fifteen (15) days after occurrence of the Force Majeure, provide a detailed description of such Force Majeure and the reason for the failure to perform, partially perform, or delay to perform the duties under this Agreement. As for the extent to which the performance of this Agreement is being influenced, the parties shall negotiate to determine whether to terminate the Agreement, partially relieve such party’s obligations under this Agreement, or delay the performance of the Agreement. Neither party shall propose request for a claim on the losses from the Force Majeure. Once the Force Majeure event ends, both Party A and Party B shall take action immediately to continue performing the Agreement. No reduction or exemption of the payment obligation of Party A to Party B due to the force majeure events.

13.	Language and Title

13.1	The Agreement is in Chinese, and there is no other version in other languages.

13.2	The titles of the Agreement are provided for convenience only and shall not affect provisions of the Agreement.

14.	Establishment and Effectiveness

14.1	The Agreement shall enter into effect after execution by the authorized representative of both parties, and stamped with company seal or special seal for auto loan contract.

14.2	The Agreement is in quadruplicate and each party shall hold two. Each copy of the Agreement bears the same legal effect.

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[Signing page]

Party A: Jincheng Bank Co., Ltd.

Authorized Signatory:	/s/ Qinlin Jia

Company Seal

Date of Signature:

Party B: Shanghai Cango Investment and Management Consultation Service Co., Ltd.

Authorized Signatory:	/s/ Xiaojun Zhang

Company Seal

Date of Signature: